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As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZaZa Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2986089 (I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2800
Houston, Texas 77010
(713) 595-1900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott Gaille
General Counsel, Chief Compliance Officer and Secretary
ZaZa Energy Corporation
1301 McKinney Street, Suite 2800
Houston, Texas 77010
(713) 595-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

J. Mark Metts
Sidley Austin LLP
1000 Louisiana, Suite 6000
Houston, Texas 77002
(713) 495-4501

Approximate date of commencement of proposed sale to the public:
At such time or times after the effective date of this Registration Statement as the selling stockholder shall determine.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common stock, par value $0.01 per share	4,375,000	$6,125,000	$711.73

(1)
There are being registered such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the common stock on May 5, 2015 as reported on the NASDAQ Capital Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

4,375,000 Shares

Common Stock

        This prospectus relates to the resale, from time to time, of up to 4,375,000 shares of common stock of ZaZa Energy Corporation (the "Company"), par value $0.01 per share, by the selling stockholder identified in this prospectus under "Selling Stockholder." We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

        The selling stockholder and its permitted transferees may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholder. The selling stockholder may sell the shares directly or through underwriters, brokers or dealers. The selling stockholder will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholder. See "Plan of Distribution" on page 6 for more information on this topic.

        Our common stock is listed on the NASDAQ Capital Market under the symbol ZAZA. On April 30, 2015, the closing sale price of our common stock on the NASDAQ Capital Market was $1.46 per share.

        Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under "Risk Factors" on page 6 of this prospectus.

        Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2015

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholder may sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "ZaZa," "Company," "we," "us," and "our" mean ZaZa Energy Corporation and its wholly owned subsidiaries and each of their respective subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement filed with the SEC under the Securities Act to register the resale by the selling stockholder of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"). You may read and copy any materials we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC's website at www.sec.gov. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.zazaenergy.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement and (ii) prior to the sale of all the shares covered by this prospectus or termination of the offering:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 31, 2015, and amended by Form 10-K/A, as filed with the SEC on April 13, 2015;

  •
  our Current Reports on Form 8-K, as filed with the SEC on January 23, 2015, February 27, 2015, March 4, 2015, April 10, 2015, April 22, 2015, and April 30, 2015; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on February 21, 2012, and any amendments or reports filed for the purpose of updating such description.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

ZaZa Energy Corporation
1301 McKinney Street, Suite 2800
Houston, Texas 77010
(713) 595-1900
Attn: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company's future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, statements regarding future commodity prices and statements regarding the plans and objectives of the Company's management for future operations, are forward-looking statements. The Company's forward-looking statements are typically preceded by, followed by or include words such as "will," "may," "could," "would," "should," "likely," "believe," "expect," "anticipate," "plan," "estimate," "target," "goal," "project," "plan," "intend" and similar words or expressions. The Company's forward-looking statements are not guarantees of future performance and are only good-faith predictions and statements of the Company's beliefs based on assumptions that may prove to be inaccurate. Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company's control and may cause the Company's actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements.

        Further information about the risks and uncertainties that may impact us are described or incorporated by reference in "Risk Factors" beginning on page 5. You should read that section carefully. Risks, uncertainties and other factors that could cause the Company's actual results and future developments to differ materially from the expectations reflected in the Company's forward-looking statements include, without limitation, the following:

  •
  our registered public accounting firm for the year ended December 31, 2014 expressing doubt about our ability to continue as a going concern and our ability to maintain sufficient liquidity and continue as a going concern;

  •
  requirements to repurchase our 10.00% Senior Secured Notes due 2017 (the "Senior Secured Notes") or our 9.00% Convertible Senior Notes due 2017;

  •
  our substantial level of indebtedness;

  •
  the impact of our current financial condition on our business operations and prospects;

  •
  fluctuations in the prices for, and demand for, oil, natural gas and NGLs;

  •
  our ability to raise necessary capital in the future;

  •
  problems with our joint ventures or joint venture partners;

  •
  exploratory risks associated with new or emerging oil and gas formations;

  •
  risks associated with drilling and operating wells;

  •
  inaccuracies and limitations inherent in estimates of oil and gas reserves;

  •
  our ability to replace oil and gas reserves;

  •
  our concentration in a single geographic area;

  •
  uninsured losses from oil and gas operating risks;

  •
  legislation and governmental regulations, including federal or state regulation of hydraulic fracturing;

  •
  our dependency upon third-party gathering, transportation and processing facilities;

  •
  our size relative to our peers;

  •
  our ability to use net operating loss carryforwards;

  •
  failures in our acquisition strategy or integration of our acquisitions;

  •
  hurricanes and natural disasters;

  •
  access to water to conduct hydraulic fracturing;

  •
  payments for hedging activities, if undertaken, that are not offset by production sales; and

  •
  our ability to assume a great operational role with respect to our assets in the future.

        In addition to these factors, important factors that could cause actual results to differ materially from our expectations and specific risks involved with investing in our common stock are disclosed under "Risk Factors" in our Annual Report on Form 10-K and in our other filings with the SEC.

        Any forward-looking statements made by the Company in this prospectus are based only on information currently available to the Company and speak only as of the date on which they are made. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events. Accordingly, you should not place any undue reliance on any of our forward-looking statements.

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including "Risk Factors" and the other information contained or incorporated by reference in this prospectus before making an investment decision.

The Company

        ZaZa Energy Corporation is an independent oil and gas company focused on the exploration and production of unconventional and conventional oil and gas assets. We currently operate primarily through joint ventures in the Eagle Ford East trend in East Texas and the Eagle Ford trend in South Texas. As of December 31, 2014, we held (i) approximately 45,000 net acres in our areas of operations; and (ii) proved reserves of approximately 1,011 MBoe having a standardized measure of approximately $14.5 million. Our common stock is traded on the NASDAQ Capital Market under the trading symbol ZAZA.

        Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to sections 13(a) or 15(d) of the Exchange Act, are made available free of charge on our website at www.zazaenergy.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the SEC.

        Our principal executive offices are located at 1301 McKinney Street, Suite 2800, Houston, Texas 77010, and our telephone number is (713) 595-1900. Our website address is www.zazaenergy.com. However, information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

Recent Developments

April 2015 Financing Transaction

        On April 30, 2015, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Alpha Capital Anstalt (the "Investor") providing for the issuance and sale (the "Transaction") of 2,500 shares of Series A 5% Convertible Preferred Stock (convertible into 2,500,000 shares of common stock, subject to adjustment). In connection with the purchase of shares of Series A 5% Convertible Preferred Stock in the Transaction, the Investor received warrants to purchase 1,875,000 shares of common stock, at an exercise price equal to $2.25 (the "Warrants"). Each warrant is exercisable at any time on or after the six-month anniversary of the date of issuance (the "Initial Exercise Date"). The warrants are exercisable for five years from the Initial Exercise Date, but not thereafter.

        Shares of Series A 5% Convertible Preferred Stock have a liquidation preference equal to $1,000 per share and, subject to certain ownership limitations, are convertible at any time at the option of the holder into shares of the Company's common stock at a conversion price of $1.00 per share. The conversion price and the number of shares issuable upon conversion are subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

        Both the Preferred Stock and the Warrants are subject to full-ratchet, anti-dilution price protection provisions. Under the provisions in the certificate of designations for the Preferred Stock, if, while such price protection provisions are in effect, we issue shares of our common stock at a price per share that is less than the conversion price of the Preferred Stock ($1.00 per share) then the conversion price of the Preferred Stock will be reduced to match such lower price. Under the provisions of the Warrants, if we issue shares of our common stock at a price per share that is less than the exercise price of the Warrants ($1.00 per share), then the exercise price of the Warrants shall be reduced to match such lower price and the number of shares of common stock issuable upon exercise of the Warrants shall be proportionately increased to maintain the same aggregate exercise price of the Warrants.

        However, the Warrants contain a special provision that provides that if the Company issues shares of common stock for certain purposes at any time prior to October 30, 2015, that result in an anti-dilution adjustment to any other security of the Company, then the exercise price of the Warrants shall be reduced, and only reduced, pursuant to the anti-dilution adjustment formula set forth in such security. Events that would give the holder of the Warrants the opportunity to elect to adjust the Warrants pursuant to this special provision include (a) issuances of common stock to the holders of the Company's 8.00% Subordinated Notes due 2017 or to the holders of the Company's 9.00% Convertible Senior Notes due 2017 as part of a transaction to extinguish such debt or (b) issuances of common stock by the Company to satisfy the Company's obligations under certain tax reimbursement agreements, dated September 11, 2012, by and between the Company and each of Blackstone Oil & Gas, LLC, Omega Energy, LLC and Lara Energy, Inc.

The Offering

Shares of common stock offered by us	None
Shares of common stock offered by the selling stockholder	4,375,000
Shares of common stock outstanding before this offering	13,284,139
Shares of common stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	17,659,139
Use of proceeds	We will not receive any proceeds from the resale of the common stock by the selling stockholder.
Risk factors	You should carefully read and consider the information set forth under "Risk Factors" below, before deciding to invest in our securities.

        The number of shares of common stock outstanding before and after the offering is based on 13,284,139 shares outstanding as of April 30, 2015, and excludes:

  •
  1,599,488 shares of our common stock issuable upon conversion of any or all of our $40.0 million in outstanding convertible notes due August 1, 2017;

  •
  3,998,670 shares of common stock issuable upon the exercise of outstanding warrants held by the holders of our Senior Secured Notes with a weighted average exercise price of $1.92 per share;

  •
  316,713 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $6.30 per share;

  •
  138,427 shares of common stock reserved for future grants and awards under our equity incentive plans; and

  •
  4,375,000 shares of common stock issuable upon conversion of shares of Series A 5% Convertible Preferred Stock and upon exercise of Warrants in this offering.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K, filed with the SEC as updated by our other filings with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under "Risk Factors" in any applicable prospectus supplement and in our filings with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference in this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

 USE OF PROCEEDS

        All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholder identified in this prospectus under "Selling Stockholder." We will not receive any proceeds from the resale of the shares of our common stock by the selling stockholder. We will receive proceeds from any cash exercise of the Warrants. We intend to use any proceeds from any such exercise for working capital and general corporate purposes. There is no assurance that the Warrants will ever be exercised or, if exercised, that any holder of the Warrants will exercise for cash instead of using the cashless exercise provisions of the Warrants.

SELLING STOCKHOLDER

        This prospectus relates to the possible resale of up to 4,375,000 shares of our common stock, par value $0.01 per share, by the Investor. Such shares are issuable to the Investor upon the conversion of the Series A 5% Convertible Preferred Stock and the exercise of the Warrants issued to the Investor in the April 2015 financing transaction described in greater detail in "Recent Developments" above.

        The following table sets forth information with respect to the beneficial ownership of our common stock held as of April 30, 2015 by the Investor, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the Investor assuming all the shares registered hereunder are sold. The registration of the shares of common stock issuable to the Investor upon the conversion of the Series A 5% Convertible Preferred Stock and the exercise of the Warrants does not necessarily mean that the Investor will sell all or any particular portion of the shares. The Investor does not, and within the past three years has not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Beneficial Ownership Before Offering			Beneficial Ownership After Offering
Selling Stockholder	Number of Shares Owned		Shares Offered Hereby	Number of Shares Owned		Percent
Alpha Capital Anstalt(1)	0	(2)	4,375,000	0	(3)	0.0%

(1)
Konrad Ackerman is the director of Alpha Capital Anstalt and as such has voting and investment power over the securities owned by the selling stockholder. Mr. Ackerman disclaims beneficial ownership over these shares. Alpha Capital Anstalt is not a registered broker-dealer or an affiliate of a registered broker-dealer. The address of Alpha Capital Anstalt is Lettstrassee 32, FL 9490 Vaduz, Furstentum Liechtenstein.

(2)
Represents shares of common stock issuable upon conversion of shares of Series A 5% Convertible Preferred Stock and upon exercise of Warrants held by the Investor. The terms of each of these securities include a blocker provision that does not permit conversion or exercise to the extent it would cause the holder to hold more than 4.99% of our outstanding common stock. Accordingly, the number of shares owned excludes shares of common stock that exceed this ownership limitation. Notwithstanding the foregoing, as of the date hereof, the total number of shares of common stock issuable upon conversion of the shares of Series A 5% Convertible Preferred Stock and upon exercise of the Warrants held by the Investor is 4,375,000.

(3)
Assumes the sale of all shares offered hereby.

PLAN OF DISTRIBUTION

        The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales;

  •
  in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

        The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

        The validity of the shares of common stock offered in this prospectus will be passed upon for us by Sidley Austin LLP, Houston, Texas

EXPERTS

        The consolidated financial statements of ZaZa Energy Corporation as of December 31, 2014 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about ZaZa Energy Corporation's ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of ZaZa Energy Corporation as of December 31, 2013 and for the year ended appearing in ZaZa Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Ryder Scott Company, L.P., an independent petroleum engineering firm. This information and the report of Ryder Scott Company, L.P. are incorporated by reference herein and in the registration statement upon the authority of said firm as an expert with respect to such matters covered by such report and in giving such report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. The selling stockholder will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with their sales of the shares. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$711.73
Printing expenses			†
Transfer agent and registrar fees			†
Accounting fees and expenses			†
Legal fees and expenses			†

Total	$		†

†
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that ZaZa anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        As permitted by Section 102 of the DGCL, Article Eighth of our restated certificate of incorporation includes a provision that eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. Section 145 of the DGCL gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

        Article 10 of our amended and restated bylaws provides that we shall indemnify every person who is or was a director or officer or is or was serving at the company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the full extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted prior to such amendment). Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.

        We have entered into indemnity agreements with our present directors and certain of our executive officers. The indemnity agreements will supplement existing indemnification provisions in our restated

certificate of incorporation and amended and restated bylaws, and generally provide for the indemnification of all liabilities, costs and expenses incurred by our directors and executive officers in connection with the performance of their duties for the registrant, subject to certain customary exclusions. The indemnity agreements also provide for the reimbursement of expenses any such person incurs as a witness in connection with a proceeding involving the registrant and the advancement of expenses during any proceeding prior to a final resolution as long as such person agrees to return such funds if it is determined that they were not entitled to indemnification under the indemnity agreements. The indemnity agreements also establish customary procedures to determine whether a person is entitled to indemnification, including by the appointment of an independent counsel to evaluate such person's claim to indemnification.

Item 16.    Exhibits.

        The exhibits listed on the Exhibit Index to this Form S-3 are hereby incorporated by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2015.

ZAZA ENERGY CORPORATION
By:	/s/ TODD A. BROOKS Todd A. Brooks President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd A. Brooks, Paul F. Jansen and S. Scott Gaille, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign and file in the name and on behalf of such officer or director of the Company any and all amendments, including pre- and post-effective amendments, or supplements thereto, and all additional registration statements relating to the same offering of such offered securities as the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, to attest the seal of the Company thereon, and to file any or all of the foregoing, with all exhibits thereto, and other applications and documents in connection therewith, with the Securities and Exchange Commission, the NASDAQ Capital Market, any other exchange or quotation system and any state securities commission or other regulatory authority, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, and to take or cause to be taken any and all such further actions in connection therewith, for and on behalf and in the name of the Company, as they, in their sole discretion, deem necessary, advisable or appropriate.

        Pursuant to the requirements of the Securities Act, this Form S-3 has been signed by the following persons in the capacities indicated below on May 8, 2015.

Signature	Title

/s/ TODD A. BROOKS Todd A. Brooks	Executive Director, President and Chief Executive Officer (principal executive officer)
/s/ PAUL F. JANSEN Paul F. Jansen	Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ HERBERT C. WILLIAMSON III Herbert C. Williamson III	Chairman of the Board of Directors

Signature	Title

/s/ TRAVIS H. BURRIS Travis H. Burris	Director
/s/ JOHN E. HEARN, JR. John E. Hearn, Jr.	Director
/s/ GASTON L. KEARBY Gaston L. Kearby	Director
/s/ A. HAAG SHERMAN A. Haag Sherman	Director

EXHIBITS

Number	Exhibit Title
*1.1	Underwriting Agreement.
2.1
Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
2.2
Amendment No. 1 to the Agreement and Plan of Merger and Contribution, dated November 10, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.4 to ZaZa Energy Corporation's Form S-4/A (333-177264) filed November 22, 2011).
2.3
Amendment No. 2 to the Agreement and Plan of Merger and Contribution, dated February 21, 2012, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation (incorporated by reference to Exhibit 2.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
2.4
Contribution Agreement, dated August 9, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.2 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
2.5
Amendment No. 1 to the Contribution Agreement, dated November 10, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation, and consented to and agreed to by Toreador Resources Corporation (incorporated by reference to Exhibit 2.5 to ZaZa Energy Corporation's Form S-4/A (333-177264) filed November 22, 2011).
2.6
Net Profits Interests Contribution Agreement, dated August 9, 2011, by and among the holders of net profits interests of ZaZa Energy, LLC and ZaZa Energy Corporation (incorporated by reference to Exhibit 2.3 to Toreador Resources Corporation's Current Report on Form 8-K filed August 10, 2011).
†2.7
Purchase and Sale Agreement, by and between ZaZa Energy, LLC and Q-Chalk Vex II (IV) Investment Partners, dated August 21, 2014 (incorporated by reference to Exhibit 2.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed September 24, 2014).
2.8
Amendment No.1 to Purchase and Sale Agreement, dated September 16, 2014, by and among ZaZa Energy, LLC, Q-Chalk Vex II (IV) Investment Partners, and Q-Z (IV) Investment Partners, LLC, (incorporated by reference to Exhibit 2.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed September 24, 2014).
4.1	Restated Certificate of Incorporation of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.2
Certificate of Amendment to Restated Certificate of Incorporation of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed August 25, 2014).

Number	Exhibit Title
4.3	Amended and Restated Bylaws of ZaZa Energy Corporation (incorporated by reference to Exhibit 3.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.4
Certificate of Designation of Preferences, Rights and Limitations of Series A 5% Convertible Preferred Stock, dated April 30, 2015 (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed April 30, 2015).
4.5
Securities Purchase Agreement, dated as of February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.6
Waiver and Amendment No. 1, dated June 8, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.7
Waiver and Amendment No. 2, dated July 25, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 10.7 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.8
Waiver and Amendment No. 3, dated October 16, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.9
Amendment No. 4, dated December 17, 2012, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed December 21, 2012).
4.10
Amendment No. 5, dated March 28, 2013, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto, as amended (incorporated by reference to Exhibit 10.6 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed May 15, 2013).
4.11
Amendment No. 6, dated March 12, 2014, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto, as amended (incorporated by reference to Exhibit 10.6 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed May 13, 2014).
4.12
Amendment No. 7, dated February 24, 2015, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto, as amended (incorporated by reference to Exhibit 10.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 27, 2015).
4.13
Amendment No. 8, dated April 21, 2015, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto, as amended (incorporated by reference to Exhibit 10.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed April 21, 2015).

Number	Exhibit Title
4.14	Amendment No. 9, dated April 23, 2015, to the Securities Purchase Agreement, dated February 21, 2012, among ZaZa Energy Corporation and the purchasers party thereto, as amended (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed April 30, 2015).
4.15
Lock-Up Agreement, dated as of February 21, 2012, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed on February 22, 2012).
4.16
Amended and Restated Lock-Up Agreement, dated as of March 28, 2013, by and between the Restricted Stockholders (as defined therein) and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.8 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed on May 15, 2013).
4.17
Exchange Agreement, dated February 24, 2014, by and among Todd A. Brooks, Blackstone Oil & Gas, LLC and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.2 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed May 13, 2014).
4.18
Exchange Agreement, dated February 24, 2014, by and among John E. Hearn, Jr., Lara Energy, Inc. and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed May 13, 2014).
4.19
Exchange Agreement, dated February 24, 2014, by and among Gaston L. Kearby, Omega Energy Corp. and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed May 13, 2014).
4.20
Form of First Amended and Restated Promissory Note, dated January 19, 2015, by and among ZaZa Energy Corporation and purchasers thereunder (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed January 23, 2015).
4.21
Form of Subordinated Note Modification Agreement, dated January 19, 2015, by and among the Note Holders and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed January 23, 2015).
4.22
Form of Secured Notes issued pursuant to the Securities Purchase Agreement, dated February 21, 2012, by and among ZaZa Energy Corporation and purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.23
Form of Warrant to Purchase Shares of Common Stock of ZaZa Energy Corporation, dated February 21, 2012 (incorporated by reference to Exhibit 4.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.24
Form of Amended Warrant issued in replacement of warrants originally issued February 21, 2012 to the purchasers under the Secured Purchase Agreement, dated February 21, 2012, as amended (incorporated by reference to Exhibit 4.5 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.25
Form of Warrant to Purchase Common Stock, dated as of April 21, 2015, by and between ZaZa Energy Corporation and Alpha Capital Anstalt (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed April 22, 2015).

Number	Exhibit Title
4.26	Form of Amended Warrant issued in replacement of warrants originally issued February 21, 2012 to the purchasers under the Secured Purchase Agreement, dated February 21, 2012, as amended (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed April 21, 2015).
4.27
Common Stock Purchase Warrant issued in replacement of warrants originally issued February 21, 2012 to the purchasers under the Securities Purchase Agreement, dated February 21, 2012, as amended (incorporated by reference to Exhibit 10.7 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q filed May 15, 2013).
4.28
Form of Registration Rights Letter, dated February 22, 2012, by and among ZaZa Energy Corporation and certain purchasers (incorporated by reference to Exhibit 4.5 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.29
Form of Note Purchase Agreement, dated as of October 16, 2012, by and among ZaZa Energy Corporation and purchasers thereunder (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.30
Indenture, dated as of October 22, 2012, by and among ZaZa Energy Corporation, the Guarantors named therein, and Wilmington Trust, National Association, as trustee thereunder (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.31	Form of 9% Convertible Senior Notes due 2017 of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed October 22, 2012).
4.32
Form of Subordinated Promissory Note, dated February 21, 2012, issued to Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., and Gaston L. Kearby (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation's Current Report on Form 8-K filed February 22, 2012).
4.33
Subordination Agreement, dated as of February 21, 2012, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., and Gaston L. Kearby, U.S. Bank National Association, as collateral agent, the Purchasers of the Notes and ZaZa Energy Corporation (incorporated by reference to Exhibit 10.3 of ZaZa Energy Corporation's Current Report on Form 8-K filed on February 22, 2012).
4.34
Amended and Restated Subordination Agreement, dated June 8, 2012, among ZaZa Energy Corporation, the purchasers party to the Securities Purchase Agreement dated February 21, 2012, Todd A. Brooks, John E. Hearn, Jr., Gaston L. Kearby, Omega Energy, LLC, Blackstone Oil & Gas, LLC, and Lara Energy, Inc. (incorporated by reference to Exhibit 10.4 of ZaZa Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.35
Form of Restricted Stock Award Agreement, by and between Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., and certain employees of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.36
Form of Restricted Stock Award Agreement, by and between Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., and certain consultants of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).

Number	Exhibit Title
4.37	Form of Stock Award Agreement, by and between Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., and certain employees of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.3 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.38
Form of Amendment to Stock Award Agreement, by and between Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy Inc., and certain employees of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.4 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.39
Restricted Stock Award, dated July 30, 2012, by and among Blackstone Oil & Gas, LLC, Omega Energy LLC, Lara Energy, Inc., and Craig McKenzie (incorporated by reference to Exhibit 4.5 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.40
Form of Director Restricted Stock Award Agreement, by and between ZaZa Energy Corporation and certain directors of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.6 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.41
Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain consultants that are former directors of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.7 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.42
Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain employees of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.9 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.43
Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain consultants of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.10 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.44	Form of Senior Indenture between ZaZa Energy Corporation and the trustee (incorporated by reference to Exhibit 4.26 of ZaZa Energy Corporation's Form S-3/A (333-192257) filed on February 12, 2014).
4.45
Securities Purchase Agreement, dated as of April 23, 2015, by and between ZaZa Energy Corporation and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed April 30, 2015).
4.46
Form of Subordinated Indenture between ZaZa Energy Corporation and the trustee (incorporated by reference to Exhibit 4.27 of ZaZa Energy Corporation's Form S-3/A (333-192257) filed on February 12, 2014).
4.47
Form of Stock Award Agreement, by and between ZaZa Energy Corporation and certain consultants of ZaZa Energy Corporation (incorporated by reference to Exhibit 4.10 of ZaZa Energy Corporation's Form S-8 (333-185586) filed December 20, 2012).
4.48
Form of Warrant to Purchase Common Stock, dated as of July 21, 2014, by and between ZaZa Energy Corporation and Crede CG III, Ltd. (incorporated by reference to Exhibit 4.1 of ZaZa Energy Corporation's Current Report on Form 8-K filed July 21, 2014).
4.49	Warrant to Purchase Common Stock, dated as of April 30, 2015 (incorporated by reference to Exhibit 4.2 of ZaZa Energy Corporation's Current Report on Form 8-K filed April 30, 2015).
**5.1	Opinion of Sidley Austin LLP regarding legality of the securities being registered by ZaZa Energy Corporation (supersedes the previous Exhibit 5.1).

Number	Exhibit Title
**23.1	Consent of BDO USA, LLP.
**23.2	Consent of Ernst & Young, LLP.
**23.3	Consent of Ryder Scott Company, L.P.
**23.4	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Powers of Attorney (included as part of the signature page)

*
If an underwriting agreement is utilized, it will be filed by amendment or as an exhibit to a Current Report on Form 8-K filed at a later date in connection with a specific offering.

**
Filed herewith.

†
Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.